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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2006

TotalMed, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

162 M Homestead Street Manchester, CT	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 805-0701

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.02

Termination of a Material Definitive Agreement

(a)

(1)

On April 25, 2006, the Company has terminated the Stock Purchase Agreement originally executed on April 11, 2005 to acquire all of the issued and outstanding shares of TotalMed Systems, Inc. a Florida corporation, (hereinafter “TMS”) from its selling shareholders in exchange for a shares of common stock of the Company.  The parties to the Agreement were TotalMed, Inc. and TotalMed Systems, Inc., a Florida corporation.

(2)

The terms and conditions of the Agreement were as follows:

The consideration to be paid for all of the issued and outstanding shares of TMS is 20,000,000 shares of restricted common stock of the Company.  Such stock will be issued to the sellers of TMS common stock which will be transferred to the Company on a pro rata basis based upon their respective holdings of TMS.  At Closing the Company will issue 2,000,000 shares of its restricted common stock as described above. Additionally, once TMS has achieved a minimum revenue level of $10,000,000 of booked sales contracts within one year of the initial closing, the Company shall issue the balance of the consideration, 18,000,000 shares of restricted common stock in the same manner described above.

(3)

The termination was caused by a change in the general business operations of the acquiree, TotalMed Systems, Inc.

(4)

There are no termination penalties incurred by either party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 27, 2006

TotalMed, Inc.

/s/   Abraham Pierce

_______________________________

Abraham Pierce, President